Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Impart Media Group, Inc., a Colorado corporation (the "Company"), on Form 10-QSB for the period ended December 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), Joe Martinez, Chief Executive Officer of the Company, and Alan Chaffee, Principal Financial Officer of the Company, do hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joe Martinez
By: Joe Martinez
Its: Chief Executive Officer, Director

/s/ Alan Chaffee
By: Alan Chaffee
Its: Principal Financial Officer

May 1, 2009

[A signed original of this written statement required by Section 906 has been provided to Impart Media Group, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]